CONTACT:

Terry Earley, Chief Financial Officer
VantageSouth Bancshares, Inc.
Phone: (919) 659-9015
Email: terry.earley@vsb.com

FOR IMMEDIATE RELEASE

VantageSouth Bancshares, Inc. Announces Name Change from Crescent Financial Bancshares, Inc., Listing on the NYSE MKT LLC, and Second Quarter Earnings Call

Raleigh, N.C., July 24, 2013 – VantageSouth Bancshares, Inc., (NYSE MKT: VSB), the holding company for VantageSouth Bank, announced today that the Company has transferred the listing of its common stock to the NYSE MKT, LLC (“NYSE MKT”) from the NASDAQ Stock Market LLC. At the same time of the transfer of its listing on July 22, 2013, VSB effected a previously announced name change from “Crescent Financial Bancshares, Inc.” The Company’s shares now trade under the symbol “VSB” on the NYSE MKT with the CUSIP number 92209W 105.

In addition, VSB announced today that financial results for the second quarter of 2013 will be released on July 30, 2013 before the market opens, followed by a conference call at 10:00 a.m. Eastern Time. The conference call can be accessed toll free by dialing (800) 895-8134 and requesting the VantageSouth Bancshares Investor Relations Call. Listeners should dial in 10 minutes prior to the start of the call.

The conference call will be broadcast live over the Internet and can be accessed at www.vantagesouth.com under Investor Relations, Investor News & Events, Presentations.

For those who are not able to listen to the live broadcast, an audio replay will be available shortly after the call and can be accessed by dialing toll free (800) 633-8284, or calling +1 402-977-9140, and entering reservation number 21668871.

VantageSouth Bancshares, Inc., headquartered in Raleigh, North Carolina, is the parent company of VantageSouth Bank, a state-chartered bank operating 46 banking centers from the central Piedmont to the coast of North Carolina. Investors can access additional corporate information, product descriptions and online services through VantageSouth Bank's website at www.vantagesouth.com.

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Forward-looking Statements
Information in this press release or in the conference call discussed herein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, risks associated with the ownership by Piedmont Community Bank Holdings, Inc. (“Piedmont”) of a majority of the Company’s voting power, including interests of Piedmont differing from other Company stockholders or any change in management, strategic direction, business plan, or operations by Piedmont, the ability of the Company’s management to successfully integrate the Company’s business and execute its business plan across several geographic areas, local economic conditions affecting retail and commercial real estate, disruptions in the credit markets, changes in interest rates, adverse developments in the real estate market affecting the value and marketability of collateral securing loans made by the Bank, the failure of assumptions underlying loan loss and other reserves, competition, and the risk of new and changing regulation. Additional factors that could cause actual results to differ materially are discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The forward-looking statements in this press release speak only as of the date of the press release, and the Company does not assume any obligation to update such forward-looking statements.